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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 1-A Parts II & III
PART II  - OFFERING CIRCULAR
RALLIBOX, INC. (Name of the issuer)
547 22nd Street Ogden, UT 84403 Telephone: 720-391-2043 www.rallibox.com
(Full mailing address of the issuer s principal executive offices)
October 14, 2015 (Date of the offering circular)
Common Stock 3,000,000 Shares Minimum Purchase 500 Shares See -Securities Being Offered - on page 9 for complete description and full details. (Title and amount of securities offered)
No underwriter or underwriters are involved with this offering, (The name of the underwriter of underwriters)
See  -Summary and Risk Factors - on page 3.
October 2015 (Approximate date of commencement of proposed ale to the public) THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT
TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THECOMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review
Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
Price to public
Underwriting discount and commissions
Proceeds to issuer
Proceeds to other persons
Per share:
$1.00
N/A
$1.00
N/A
Total
$3,000,000
N/A
$3,000,000
N/A
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TABLE OF CONTENTS
Summary and Risk Factors
page 3
Dilution
page 4
Plan of Distribution and Selling Securityholders
page 4
Use of Proceeds to Issuer
page 5
Description of Business
page 5
Description of Property
page 6
Management s Discussion and Analysis of Financial Condition and Results of Operations
page 6
Directors, Executive Officers and Significant Employees
page 7
Compensation of Directors and Executive Officers
page 8
Security Ownership of Management and Certain Securityholders
page 9
Interest of Management and Others in Certain Transactions
page 9
Securities Being Offered
page 9
Part F/S  - Financial Statements
page 10
Independent Auditors  Report
page 12
Balance Sheet
page 14
Statement of Operations
page 15
Statements of Stockholders  Equity
Page 16
Statement of Cash Flows
Page 17
Notes to Financial Statements
page 18
Part III  - Indesx of Exhibits
page 21
Signatures
page 22
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Summary of Risk Factors
Equity investments in startup business entities are highly speculative and have a significant risk of loss of capital.
RalliBox, Inc. is a recently formed entity. As such, we have not yet developed a customer base for our products and services. Our ability to generate revenue will depend upon our ability develop, acquire, and retain a significant customer base.
Our main product and service involves the formation of a cooperative network of online retail merchants (see -Description of Business, - page 5).
Inasmuch as the concept of a cooperative network for online retail merchants is a new innovation, our ability acquire and retain a significant customer base is dependent on our ability to educate potential customers of the advantages and utility of participating in such a network.
While we will make every effort to protect and defend our intellectual property, potential competitors may duplicate the general concept of the products and services we are providing. Our future revenue will be dependent upon the speed with which we can develop a brand, as well as capturing and holding significant market share.
Rule 405 of the Securities Act requires that certain companies be defined as -Shell Companies. - A Shell Company exists where the company has: (1) No or nominal operations; and (2) Either: (i) No or nominal assets; (ii) Assets consisting solely of cash and cash equivalents; or (iii) Assets consisting of any amount of cash and cash equivalents and nominal other assets.
According to this definition, ralliBox, Inc. must be identified as a shell company.
Under SEC regulations promulgated before the current version of Regulation A became effective (e.g., Regulation D), securities that are issued as being exempt from registration are often designated as restricted securities.
Rule 144 determines the conditions under which restricted securities may be sold by investors. Being designated as a shell company affects how the provisions of Rule 144 are applied to the holders of restricted securities. Inasmuch as securities issued under Regulation A (as recently promulgated by the SEC) are not designated as being restricted, our opinion is that the designation of -Shell Company - has no implications on investors ability to sell their shares under Rule 144.
The designation -Shell Company - may connote a lack of legitimacy or valid business purpose in the minds of some potential investors. Our opinion is that the factors which require ralliBox, Inc. to be designated as a shell company (i.e., no or nominal operations and no or nominal assets) have more to do with being a recently formed entity than any lack of legitimacy or valid business
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purpose. Our forecasts, projections, and budgets indicate that, upon successful development and implementation of the ralliBox platform,
ralliBox, Inc will have significant, robust revenue generating operations
(see  -Use of Proceeds to Issuer, - page 5;  -Description of Business, -
page 5; and  -Management s Discussion and Analysis of Financial Condition
and Results of Operations, - page 6).
Dilution
Upon formation of ralliBox, Inc. the sole securityholder, Netherin Enterprises, LLC, received 12,000,000 shares of common stock through execution of a subscription agreement (See Exhibit D: Subscription Agreement).
 The Subscription Agreement was valued at $240,000; resulting in an effective stock price of $0.02 per share. The public offering price per share in this offering is $1.00 per share.
Plan of Distribution and Selling Securityholders
No underwriter or underwriters are involved in this offering. No brokers, dealers, or any other party is receiving commissions in connection with the sale of these securities. No securities are offered for the account of security holders. Sales of securities will be conducted and facilitated by means of an internet website owned and operated by ralliBox, Inc. Inasmuch as ralliBox, Inc. has exclusive ownership and control of this internet website, and no third party will be involved in offering these securities, there are no individuals required to be registered as broker-dealers
(Rule 3a4-1).
This website will:
*  Facilitate the collection of required data from investors.
* Require investors to indicate if they are accredited investors, or if not, indicate that their investment complies with the provisions of Rule 251(d)(2)
(i)(C) of Regulation A.
*  Feature prominent links to this offering circular.
*  Feature prominent disclaimers warning investors to rely only on information included in this offering circular.
*  Collect funds from investors.
*  Facilitate issuance of stock certificates.
If all of the securities in this offering are not sold, there are no arrangements for the return of funds to subscribers.
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Use of Proceeds to Issuer
In accordance with our projections and forecasts, the funds raised will be used as follows:
Consumer Awareness & Marketing
$1,000,000
General & Administrative Costs
385,000
Technology Development
1,000,000
Operations
600,000
Repayment of Loans & Advances
15,000
Total Funds Applied
$3,000,000
If all of the securities included in this offering are not sold, we project the resulting deficiency to primarily change funds applied to consumer awareness and marketing. In the event there is a deficiency greater than the amount forecasted for consumer awareness and marketing, the additional deficiencies will result in expenditures being cancelled in other areas based on a flexible, prioritized budget. We believe decreased spending would delay the attainment of certain profitability goals and benchmarks, but we do not believe it would result in any requirements to obtain additional financing from other sources; nor do we believe it would threaten the existence of the company.
Description of Business
The principle product and service of ralliBox, Inc. is an internet-based platform which enables users to create and maintain an e-commerce website for retail products. Through use of this platform, the inventory owned by any given user is available for the other platform users to list and feature on their individual sites. Users have the capability to choose and list the products (owned by other users) that enhance the product mix featured on their site.
When a product owned by one user is sold through the site of another user, that product is shipped by the owner of the inventory. The profit is split by the inventory owner and the seller. We retain 3% of the proceeds of each sale as a transaction fee. The services we provide are summarized as follows:
* ability for users to create an internet retail website with little or no previous web design skills
*  hosting of internet retail websites on the internet
* ability to upload and maintain database of inventory items owned by individual users
*  ability to feature products from other platform users on individual users  websites
*  processing of individual website retail purchase transactions
o calculation of applicable sales tax
o calculation of shipping and handling charges
o collection of credit/debit card payments
o issuance of shipping instructions to the inventory owner
o remittance of portion of profit and funds for shipping costs to inventory owner
o remittance of portion of profit and sales tax collected to the seller
o real-time update of inventory database for sales transactions
o processing of chargebacks
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o issuance of periodic sales tax reports for inventory sellers to facilitate sales tax filings
We are unaware of any forecasts or projections predicting any decline in e-commerce in the foreseeable future. We are likewise unaware of any disruptive technologies that may immerge and have an adverse effect on our business model.
The software to establish and operate the platform is owned by the current sole securityholder of ralliBox, Inc. - Netherin Enterprises, LLC. Through a licensing agreement (see Exhibit E: Software Service Agreement), Netherin Enterprises, LLC provides access the software under a software-as-a-service
(SAAS) model. Netherin Enterprises, LLC is required to host, maintain, operate, and update the software.
As of the date of this offering, the platform is not operational. The company references -featured ralliboxers - on its website (www.ralliBox.com). Featured ralliboxers are business owners and managers who have expressed interest in using the ralliBox internet-based platform as soon as becomes operational. Featured ralliboxers have also agreed to be featured on the company website for promotional purposes. We anticipate that development, customization, and implementation of the platform will be completed in
Spring of 2016 (see -Management s Discussion and Analysis of Financial Condition and Results of Operations, Plan of Operations -, page 6)
RalliBox, Inc. does not anticipate having employees. A management agreement with the current sole securityholder of ralliBox, Inc. - Netherin Enterprises, LLC, (see Exhibit F: Management Services Agreement) covers all management, operational, financial, and marketing functions. Members of Netherin Enterprises, LLC currently serve as the titular officers and board members of ralliBox, Inc. and receive no direct compensation or remuneration from ralliBox, Inc. (see -Directors, Executive Officers and Significant Employees, - page 7).
Description of Property
RalliBox, Inc. does not anticipate owning or acquiring any plant, property, or equipment. All personnel providing functional services to ralliBox, Inc.
do so under contract (see Exhibit F: Management Services Agreement) and work remotely. Therefore, no office facilities will be required in the foreseeable future. We anticipate that the Co-commerce Platform required for operations will continue to be provided under a Software as a Service model (see Exhibit
E: Software Service Agreement); therefore, we do not anticipate acquiring servers or computer hardware.
Management s Discussion and Analysis of Financial Condition and Results of Operations
Operating results. As a recently formed entity, ralliBox, Inc. has had no significant operations or transactions since its inception.
Liquidity and capital resources. Management anticipates that the funds raised in this offering will be sufficient to finance all operational and business development activities until revenues generated from operations provide all required working capital. Due to the nature of business
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operations (see  -Description of Business, - page 5) when revenue generating activities commence (anticipated in Spring of 2016) there will be no requirement to finance inventory purchases or other costs of goods available for sale. Based on forecasts and projections, we do not anticipate incurring any debt.
Plan of Operations. In the 12 months following the commencement of this offering, management anticipates using the offering proceeds to fund operational, marketing, and business development activities (see -Use of Proceeds to Issuer, - page 5). Revenue generating activities are anticipated to begin in Spring 2016. The commencement of revenue generating activities in Spring of 2016 will be achieved by successful completion of the following milestones:
* Completion of all development, customization, and implementation tasks associated with the ralliBox internet platform (see -Description of
Business, - page 5).
*  Acquisition (through continuing marketing and promotional activities) of a significant number of -pre-committed - internet merchants (i.e., internet merchants prepared to use and be featured on the ralliBox platform immediately upon launch of the platform).
Upon completion of these milestones, and the subsequent launch of the platform (including the -pre-committed - internet merchants), revenue will begin being earned immediately according to the aforementioned revenue model (see -Description of Business, - page 5).
Management is of the opinion that the proceeds from this offering will satisfy its cash requirements. We do not anticipate it will be necessary to raise additional funds in the next six months to implement the plan of operations.
Trend information. As a recently formed entity, there are no significant trends to identify. We are unaware of any trends, uncertainties, demands, commitments or events (other than those issues addressed in -Summary and
Risk Factors - on page 3) that would be reasonably likely to have a material effect on the business net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.
Directors, Executive Officers and Significant Employees
All individuals holding positions with or providing services to ralliBox,
Inc. do so by assignment from the current sole securityholder - Netherin Enterprises, LLC. Upon receipt of funds associated with this offering we anticipate that all individuals will work full-time for ralliBox, Inc.
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Name
Position
Age
Term of Office
David Kneusel
President Chief Executive Officer Chairman of the Board of Directors
25
From inception through first annual shareholders meeting (anticipated 1st Quarter 2016)
Ronald Kneusel
Vice President Chief Technology Officer Director
48
From inception through first annual shareholders meeting (anticipated 1st Quarter 2016)
Kyle Mercer
Secretary/Treasurer Chief Financial Officer Director
55
From inception through first annual shareholders meeting (anticipated 1st Quarter 2016)
Family relationships: Mr. David Kneusel is the son of Mr. Ronald Kneusel. Business Experience: Following are descriptions of the business experience of the above-named individuals during the preceding 5 years.
David Kneusel holds an MBA from the University of Utah. Mr. Kneusel is President and Founder of Netherin Enterprises, LLC. While serving in the Utah
 National Guard, Mr. Kneusel functioned as a logistician, providing planning assistance to support brigade level operations; helping plan the movement of mission critical supplies through a distributed supply network; and help with the identification of mission tasks and requirements.
Ronald Kneusel holds Masters degrees in Physics (Michigan State U) and Computer Science (U of Colorado, Boulder) and currently serves as Chief Technology Officer for Netherin Enterprises, LLC. Mr. Kneusel has served as Principal Software Engineer with Exelis Visual Information Solutions. Mr. Kneusel has been involved with developing custom scientific data analysis applications and algorithms, and conducting multiple research projects for clients in medical imaging, remote sensing, and machine learning.
Kyle Mercer is a Certified Public Accountant licensed in the State of Utah and currently serves as Chief Financial Officer for Netherin Enterprises,
LLC. Mr. Mercer has held the position of Financial Controller with Upper
Limit Aviation, Inc., which holds an FAA Part 135 Certificate for commercial aviation operations, and an FAA Part 141 Certificate to conduct flight school operations. Mr. Mercer has also functioned as owner and sole practitioner of NorthPointe Accounting and Business Services, a licensed CPA firm providing accounting, tax, and business services primarily to small businesses. Compensation of Directors and Executive Officers
The officers and directors of ralliBox, Inc. receive no direct compensation or remuneration from the issuer. Each officer and director is a member of Netherin Enterprises, LLC - currently the
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sole securityholder. As such, they are compensated by Netherin Enterprises,
LLC as software licensing fees and management fees are earned by, and paid to, Netherin Enterprises, LLC (see Exhibit E: Software Service Agreement;
and Exhibit F: Management Services Agreement).
Security Ownership of Management and Certain Securityholders
Netherin Enterprises, LLC is the sole securityholder of ralliBox, Inc. As such, constructive or beneficial ownership flows through to the members of Netherin Enterprises, LLC based on their relative ownership percentages.
The following ownership percentages are based on the anticipated completion of contracts currently in place.
Title of Class
Name and address of beneficial owner
Amount and nature of beneficial ownership
Amount and nature of beneficial ownership acquirable
Percent of class
ralliBox, Inc Common Stock
David Kneusel 547 22nd ST., Ogden, UT 84403
52.99% ownership in Netherin Enterprises, LLC
N/A
52.99%
ralliBox, Inc Common Stock
Edward Schmalz 632 Tauromee Avenue, Kansas City KS 66103
10.6% ownership in Netherin Enterprises, LLC
N/A
10.60%
ralliBox, Inc Common Stock
Alex Wentworth 35704 Dee Pl., Freemont, CA 94536
5.3% ownership in Netherin Enterprises, LLC
N/A
5.00%
ralliBox, Inc Common Stock
Ronald Kneusel 12560 Meade Ct., Bloomfield, CO 80020
10.6% ownership in Netherin Enterprises, LLC
N/A
10.60%
ralliBox, Inc Common Stock
Joseph Crotty 3320 Gold Ct., Bloomfield, CO 80020
10.6% ownership in Netherin Enterprises, LLC
N/A
10.60%
ralliBox, Inc Common Stock
Kyle Mercer 109 East South Temple, #3B, SLC, UT 84111
8% ownership in Netherin Enterprises, LLC
N/A
8.00%
ralliBox, Inc Common Stock Robert Kneusel 16216 Bridgepark Dr., Lithia, FL
33547
1.91% ownership in Netherin Enterprises, LLC
N/A
1.91%
Interest of Management and Others in Certain Transactions
RalliBox, Inc. has executed two contracts with Netherin Enterprises, LLC - the sole securityholder (see Exhibit E: Software Service Agreement; and Exhibit F: Management Services Agreement). Inasmuch as all the officers and directors of ralliBox, Inc. are members of Netherin Enterprises, LLC (see -Directors, Executive Officers and Significant Employees - page 7); they have
 a direct and material interest in these transactions.
Securities Being Offered
This offering consists of 3,000,000 shares of the issuer s single class of common stock. The minimum number of shares available for purchase by any individual investor is 500 shares. Holders of these securities participate fully with respect to dividend rights, voting rights, liquidation rights, and preemptive rights; as well as all other rights and liabilities set forth in Title 16 of the Utah Code.
ralliBox, Inc.
Financial Statements for the Period Ended
June 01, 2015
and Independent Auditors  Report
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CONTENTS
Independent Auditors  Report ...............................................
............................................ 3
Balance Sheet ..............................................................
..................................................... 5
Statement of Operations ....................................................
............................................... 6
Statement of Stockholders  Equity ..........................................
.......................................... 7
Statement of Cash Flows ....................................................
.............................................. 8
Notes to the Financial Statements ..........................................
.......................................... 9
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510 South 200 West Suite 200   Salt Lake City, Utah 84101   801.531.9100
Fax 801.531.9147 Mail: P.O. Box 2995   Salt Lake City, Utah   84110-2995
INDEPENDENT AUDITORS  REPORT
To the Board of Directors and Shareholders of ralliBox, Inc.
Ogden, Utah We have audited the accompanying financial statements of
ralliBox, Inc., (the Company) which
comprise the balance sheet as of June 01, 2015 and the related statements of operations, stockholders equity, and cash flows for the period ended June 1,
 2015, and the related notes
to the financial statements. Management s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the
 United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material
misstatement, whether due to fraud or error.
Auditors  Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
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The accompanying notes are an integral part of these financial statements.
5
ASSETS $ -
CURRENT LIABILITIES
Due to related parties (Note 3)70
Total Current Liabilities70
TOTAL LIABILITIES70
STOCKHOLDERS  EQUITY
Common stock, no par value, 15,000,000 shares
authorized, 12,000,000 shares issued and outstanding240,000
Stock subscriptions receivable (Note 3)(240,000)
Accumulated deficit(70)
Total Stockholders  Equity(70)
TOTAL LIABILITIES AND STOCKHOLDERS  EQUITY- $
LIABILITIES AND STOCKHOLDERS  EQUITY
Balance Sheet
RALLIBOX, INC.
ASSETS
June 1, 2015
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The accompanying notes are an integral part of these financial statements.
6
REVENUES $ -
OPERATING EXPENSES
General and administrative expenses70
Total Operating Expenses70
LOSS FROM OPERATIONS(70)
LOSS BEFORE INCOME TAXES(70)
INCOME TAX EXPENSE (NOTE 2)-
NET LOSS (70) $
For the Period Ended June 1, 2015
RALLIBOX, INC.
Statement of Operations
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The accompanying notes are an integral part of these financial statements.
7
Stock SubscriptionsAccumulated
SharesAmountReceivableDeficit
Balance, inception on June 1, 2015- - $ - $ - $
Common stock issued for subscriptions receivable12,000,000 240,000 (240,000)
-
Net loss for the period ended
June 1, 2015- - - (70)
Balance, June 1, 201512,000,000 240,000 $ (240,000) $ (70) $
RALLIBOX, INC.
Statement of Stockholders  Equity
For the Period Ended June 1, 2015
Common Stock
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The accompanying notes are an integral part of these financial statements.
8
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss (70) $
Adjustments to reconcile net loss to net
cash provided by operating activities:-
Changes in operating assets and liabilities:
Due to related parties70
Net Cash Provided by Operating Activities-
CASH FLOWS FROM INVESTING ACTIVITIES-
CASH FLOWS FROM FINANCING ACTIVITIES-
NET INCREASE IN CASH AND CASH EQUIVALENTS-
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD-
CASH AND CASH EQUIVALENTS, END OF PERIOD- $
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest- $
Cash paid for taxes- $
RALLIBOX, INC.
Statement of Cash Flows
For the Period Ended June 1, 2015
- 17 -
RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
9
NOTE 1 - NATURE OF BUSINESS AND ORGANIZATION
RalliBox, Inc. ( -the Company -) was organized on June 01, 2015 as a
C-Corporation
under the laws of the State of Utah. The Company is a wholly-owned subsidiary of Netherein Enterprises, LLC. The Company is a business whose planned operations are to serve a cooperative network of online retail merchants by providing and maintaining an e-commerce website for retail products. The Company is in the process of raising additional equity capital to support future operations.
The Company s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the
Company s current technology
before another company develops similar technology or offers similar services.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES This summary of significant accounting policies of the Company is presented to assist in understanding the Company s financial statements. The financial statements and notes are a representation of the Company s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting policies generally accepted in the United States of America and have been consistently applied
in the preparation of the financial statements.
a. Accounting Method
The financial statements are prepared using the accrual method of accounting.
 The Company has elected a December 31 year-end.
b. Cash and Cash Equivalents
The Company considers all cash accounts and highly liquid investments with maturities of three months or less when purchased to be cash equivalents for the purposes of the statement of cash flows.
c. Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key estimates made by management in the accompanying financial statements include, among others, the collectability and
valuation of the Company s stock subscriptions receivable. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.
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RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
10
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) d. Revenue Recognition The Company plans to generate revenue from commissions earned from sales generated from their website. The Company will recognize this revenue at the point of sale for all online sales based on a fixed commission rate agreed-upon by the licensee of the commission-bearing products. e. Income Taxes
The Company has adopted the provisions of Accounting Standards Codification 740, Income Taxes (ASC 740). ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The Company will perform a review of its material tax positions in accordance with and measurement standards established by ASC
740.
Deferred taxes are provided on a liability method whereby deferred tax assets are
recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets
and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
f. Advertising and Marketing
The Company expenses the cost of advertising and marketing as incurred.
g. Research and Development
The Company expenses research and development costs as incurred. NOTE 3 - RELATED PARTY TRANSACTIONS
At June 1, 2015, the Company had $240,000 of uncollected stock subscriptions receivable owed from a related party which are reported as a reduction of stockholders equity. The stock subscriptions receivable are collateralized by the stock issued and are expected to be collected during 2015.
Also on June 1, 2015, the Company entered into a software license agreement whereby the Company agreed to license software from a related company. Under the terms of the agreement, the Company is required to pay monthly fees equal to the
greater of 15% of gross revenue generated by the license or $50,000.
The Company also has recorded $70 in accounts payable owed to this related company at June 01, 2015 for organizational related costs. - 19 -
RALLIBOX, INC. Notes to the Financial Statements
June 1, 2015
11
NOTE 4 -SUBSEQUENT EVENTS
The Company has evaluated subsequent events through August 21, 2015, the date which the financial statements were available to be issued, and noted no material subsequent events that would require adjustment to or disclosure in these financial statements other than those noted below.
Effective July 1, 2015, the Company entered into a management services agreement with a related company whereby the Company has agreed to make monthly management fee payments based on 3% of monthly gross revenues or $35,000, whichever is greater.
- 20 -
- 10 -
INDEX OF EXHIBITS
Exhibit A: Articles of Incorporation
Exhibit B: Amendment to Articles of Incorporation
Exhibit C: Bylaws
Exhibit D: Subscription Agreement
Exhibit E: Software Service Agreement
Exhibit F: Management Agreement
Exhibit G: Consent of Auditor(s)
Exhibit H: Opinion re Legality and Counsel s Consent
Exhibit I:  -Testing the Waters - Materials
- 21 -
- 11 -
SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ogden, State of Utah, on September 21, 2015.
(Exact name of issuer as specified in its charter) ralliBox, Inc.
By /s/ David Kneusel President, CEO, Chairman of Board of Directors
This offering statement has been signed by the following persons in the capacities and on the dates indicated.
(Signature) /s/ David Kneusel
(Title) President, CEO, Chairman of the Board of Directors
(Date) October 14, 2015
(Signature) /s/ Ronald Kneusel
(Title) Vice President, CTO, Director
(Date) October 14, 2015
(Signature) /s/ Kyle Mercer
(Title) Secretary/Treasurer, CFO, Director
(Date) October 14, 2015
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